EXHIBIT 5.1

PERKINS COIE LLP

101 JEFFERSON DRIVE

MENLO PARK, CALIFORNIA 94025

PHONE: (650) 838-4300

FAX: (650) 838-4350

www.perkinscoie.com

June 10, 2009

CAI International, Inc.

One Embarcadero Center, Suite 2101

San Francisco, California 94111

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
par value $0.0001 per share, of CAI International, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 500,000 additional shares (the “Shares”) of common stock, par value $0.0001 per share, that may be issued pursuant to the CAI International, Inc. 2007 Equity Incentive Plan, as amended (the “Plan”).

We have examined the Registration Statement and such documents and records of CAI International, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by CAI International, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by CAI International, Inc. in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP